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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2003

DUKE REALTY CORPORATION
(Exact name of registrant specified in its charter)

Indiana (State of Incorporation)	1-9044 (Commission File Number)	35-1740409 (IRS Employer Identification No.)
600 East 96th Street Suite 100 Indianapolis, IN 46240 (Address of principal executive offices, zip code)
Registrant's telephone number, including area code: (317) 808-6000

Item 5.    Other Events

        As previously reported, in October 2001, FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which became effective on January 1, 2002. SFAS No. 144 requires Duke Realty Corporation (the "Company") to report in discontinued operations the results of operations of a property that has either been disposed of or is classified as held for sale, unless certain conditions are met. SFAS No. 144 further requires the Company to reclassify results of operations from a property disposed or held for sale subsquent to December 31, 2002 as income from discontinued operations during prior reported periods. The purpose of this Current Report on Form 8-K is to set forth audited consolidated statements of operations of the Company for the years ended December 31, 2002, 2001 and 2000, including a revised note thereto, which reflect the impact of the Company's adoption of SFAS No. 144.

        During the six-month period ended June 30, 2003, the Company sold or held for sale four properties owned by the Company and not classified as assets held for sale as of December 31, 2002. The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2002, 2001 and 2000 in the accompanying consolidated statements of operations. There is no effect on the previously reported net income available for common shareholders.

        Management does not believe that adoption of SFAS No. 144 has a material effect on the Company's selected consolidated financial data or management's discussion and analysis of financial condition and results of operations for the years ended December 31, 2002, 2001 and 2000 as previously reported in the Company's 2002 Annual Report on Form 10-K.

Item 7.    Financial Statements and Other Exhibits

(c)
Exhibits

12
Statement re: Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23
Consent of KPMG LLP

99.1
Independent Auditors' Report

99.2
Consolidated Statements of Operations, Years Ended December 31, 2002, 2001 and 2000

99.3
Press Release Dated September 5, 2003

Item 9.    Regulation FD Disclosure

        Our press release dated September 5, 2003, titled "Duke Realty Corporation Announces Effect of SEC Accounting Interpretation on Prior Year Redemptions of Preferred Securities," is hereby furnished as part of this Current Report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION
	By:	/s/ MATTHEW A. COHOAT Matthew A. Cohoat Senior Vice President and Corporate Controller
Dated: September 5, 2003

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SIGNATURES